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                                                                    EXHIBIT 4.24





















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                          ATLANTIC PREMIUM BRANDS, LTD.
                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


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                           DATED AS OF APRIL 13, 2001
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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


 Section 1. Definitions........................................................1

 Section 2. Sales by Shareholders..............................................2
            2.1   Notice of Purchase Offers....................................2
            2.2   Right to Participate.........................................2
            2.3   Consummation of Purchase Offer...............................2
            2.4   Ongoing Rights...............................................2
            2.5   Permitted Exceptions.........................................3

 Section 3. Intentionally Omitted..............................................3

 Section 4. Prohibited Transfers...............................................3
            4.1   Treatment of Prohibited Transfers............................3
            4.2   Sale Rights..................................................3

 Section 5. Legended Certificate...............................................4
            5.1   Legend.......................................................4
            5.2   Legend Removal...............................................4

 Section 6. Termination........................................................4

 Section 7. Other Obligations of the Company...................................4

 Section 8. Miscellaneous......................................................4


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                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

      This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of April 13, 2001 ("AGREEMENT") is by and among Atlantic Premium Brands, Ltd. ("COMPANY"), a Delaware corporation, the undersigned shareholders of the Company (individually, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"), Banc One Capital Partners, LLC ("BOCP"), a Delaware limited liability company and Sterling BOCP, LLC ("STERLING"), a Delaware limited liability company. BOCP and Sterling are referred to individually as a "HOLDER" and collectively as the "HOLDERS". The Company, the Shareholders and the Holders are referred to collectively as the "PARTIES" and individually as a "PARTY".

                                    RECITALS

      WHEREAS, the Company and BOCP entered into that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as amended, "1998 PURCHASE AGREEMENT"), pursuant to which BOCP purchased from the Company a senior subordinated note due March 31, 2005 in the principal amount of $6,500,000, a fixed warrant to purchase 666,947 shares of Company nonvoting common stock and a contingent warrant to purchase up to 428,753 shares of Company nonvoting common stock (the note, fixed warrant and contingent warrant are collectively referred to herein as the "1998 BOCP SECURITIES");

      WHEREAS, BOCP has agreed to sell, and Sterling has agreed to purchase, a ten percent (10%) interest in the 1998 Purchase Agreement, the 1998 BOCP Securities and certain related rights and security agreements thereunder pursuant to that certain Note and Warrant Purchase Agreement dated as of even date herewith ("2001 PURCHASE AGREEMENT");

      WHEREAS, the Parties deem it desirable to amend and restate that certain Shareholders Agreement dated as of March 20, 1998, by and among the Company, the Shareholders and BOCP ("SHAREHOLDERS AGREEMENT") as set forth herein in order to induce Sterling to enter into the 2001 Purchase Agreement; and

      WHEREAS, this Agreement, as an amendment of the Shareholders Agreement, is one of the "RELATED DOCUMENTS" referred to in the 1998 Purchase Agreement.

      THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

      SECTION 1.  DEFINITIONS

      All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the 1998 Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.
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      As used in this Agreement, the term "WARRANT SHARES" means the Common
Shares issued or issuable upon exercise of the 2001 BOCP Warrants (as defined in the 2001 Purchase Agreement) and the 2001 Sterling Warrants (as defined in the 2001 Purchase Agreement).

      SECTION 2.  SALES BY SHAREHOLDERS.

            2.1 NOTICE OF PURCHASE OFFERS. If any Shareholder ("SELLING SHAREHOLDER") receives and proposes to accept one or more Purchase Offers, then such Selling Shareholder shall promptly provide Notice to each Holder of the terms and conditions of such Purchase Offer.

            2.2 RIGHT TO PARTICIPATE. Each Holder shall have the right (irrespective of whether any other Holder exercises such right), exercisable upon written Notice to the Selling Shareholder within fifteen (15) Business Days after receipt of the Notice of the Purchase Offer, to participate in such Purchase Offer on the same terms and conditions. If a Holder exercises its right of participation granted by this Agreement, the number of Common Shares or Convertible Securities which such Selling Shareholder may sell pursuant to such Purchase Offer shall be reduced in the manner provided below. The right of participation of a Holder shall be subject to the following terms and conditions:

            (a) Such Holder may sell that number of its Warrant Shares in the Purchase Offer as shall be equal to the product obtained by multiplying (i) the aggregate number of Common Shares subject to the Purchase Offer by (ii) a fraction (A) the numerator of which is the number of Warrant Shares at the time owned by such Holder, and (B) the denominator of which is the sum of (x) the number of Common Shares (and Common Share equivalent of Convertible Securities) at the time beneficially owned by the Shareholders, including their family members and trusts, partnerships, limited liability companies and any other entities formed for any of their benefit, and (y) the number of Warrant Shares then owned by Holders.

            (b) If such Holder elects to participate in the Purchase Offer, it shall deliver to the Selling Shareholder for Transfer to the purchase offeror one or more certificates, properly endorsed for Transfer, free and clear of all adverse claims, which represent that number of Warrant Shares which such Holder elects to sell pursuant to this Agreement. Such certificates shall be delivered to the Selling Shareholder no later than two Business Days prior to the date set for consummation of the Purchase Offer.

            2.3 CONSUMMATION OF PURCHASE OFFER. The certificate or certificates delivered to the Selling Shareholder pursuant to Section 2.2 shall be Transferred by the Selling Shareholder to the purchase offeror in consummation of the Purchase Offer pursuant to the terms and conditions specified in the Notice of Purchase Offer delivered to the Holders, and the Selling Shareholder shall promptly thereafter remit to each Holder that portion of the sale proceeds which equals (i) the purchase price per share, multiplied by (ii) the number of shares sold by such Holder in connection with such Purchase Offer.

            2.4 ONGOING RIGHTS. The exercise or non-exercise by a Holder of its rights to participate in one or more Purchase Offers hereunder shall not adversely affect such Holder's right to participate in subsequent Purchase Offers pursuant to this Agreement.


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            2.5   PERMITTED EXCEPTIONS. The participation rights of the Holders hereunder shall not apply to (i) any bona fide gift by a Shareholder, or (ii) the Transfer of Common Shares or Convertible Securities to the spouse or descendants of a Shareholder or any trust, partnership, limited liability company or other entity established for the benefit of the Shareholder or his spouse or descendants; provided that the Shareholder shall give prior written Notice to each Holder of such gift or other Transfer and the donee or transferor shall become a party to and be bound by, and comply with, all provisions of this Agreement. In addition, the participation rights of the Holders shall not apply to any sale by a Shareholder that would comply with the volume limitation set forth in Rule 144(e) adopted under the Securities Act (or any successor rule or regulation).

      SECTION 3.  INTENTIONALLY OMITTED.


      SECTION 4.  PROHIBITED TRANSFERS.


            4.1 TREATMENT OF PROHIBITED TRANSFERS. If a Shareholder engages in a Prohibited Transfer, each Holder, in addition to such other remedies as may be available at law or in equity, shall have the sale rights provided for in
Section 4.2.

            4.2 SALE RIGHTS. If a Prohibited Transfer occurs, each Holder shall have the right to sell the Shareholder engaging in such Prohibited Transfer that number of Warrant Shares or Convertible Securities owned by such Holder which shall be equal to the number of shares such Holder would have been entitled pursuant to the terms hereof to Transfer to the purchase offer or in the Prohibited Transfer. Such sale shall be made on the following terms and conditions:

            (a) The price per share at which such Warrant Shares or Convertible Securities shall be sold to the Shareholder shall be equal or equivalent to the price per share paid by the purchase offer or to the Shareholder in the Prohibited Transfer. The Shareholder shall also reimburse such Holder for any and all reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Holder's rights under this Section 4.

            (b) Within thirty (30) days after the earlier of the date on which such Holder (i) receives Notice from a Shareholder of a Prohibited Transfer, or
(ii) otherwise becomes aware of a Prohibited Transfer, such Holder shall, if it determines in its sole discretion to exercise its sale rights pursuant to this
Section 4, deliver to the Shareholder engaging in the Prohibited Transfer the certificate or certificates representing the Warrant Shares to be sold hereunder free and clear of all adverse claims and properly endorsed for Transfer.

            (c) The Shareholder engaging in the Prohibited Transfer shall, upon receipt of the certificate or certificates for the Warrant Shares to be sold by such Holder pursuant to this Section 4, pay the aggregate purchase price therefor plus the amount of reimbursable fees and expenses, as specified in this
Section 4.2, by wire transfer of immediately available funds or certified or cashier's check made payable to the order of such Holder.


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       SECTION 5. LEGENDED CERTIFICATE.

            5.1 LEGEND. Each certificate representing Common Shares or Convertible Securities of the Company now or hereafter owned by the Shareholders shall be endorsed by the Company with the following legend:

      THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER AND OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

            5.2 LEGEND REMOVAL. The legend required by this Agreement shall be removed from any certificate upon the earlier of the termination of this Agreement or the date upon which the provisions of this Agreement are no longer applicable to the securities represented by such certificate.

      SECTION 6.  TERMINATION.

      The obligations of the Shareholders and the Company under this Agreement with respect to a Holder shall terminate upon the earlier to occur of the following events:

                    1.   the liquidation or dissolution of the Company;

                    2. the execution by the Company of a general assignment for the benefit of creditor or the appointment of a receiver or trustee for the property or assets of the Company;

                    3.   the consummation of a Qualified Public Offering; or

                    4. such time as such Holder does not own Warrant Shares representing at least 1% of the Outstanding Common Shares of the Company.


      SECTION 7.  OTHER OBLIGATIONS OF THE COMPANY.

      The Company agrees to use reasonable efforts to enforce the terms of this Agreement, to inform each Holder of any breach hereof and to assist each Holder in the exercise of its rights hereunder.


      SECTION 8.  MISCELLANEOUS.

      The provisions of Section 11 of the 1998 Purchase Agreement are applicable to this Agreement and are incorporated by reference in this Agreement.

                  [Remainder of this page intentionally blank]


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     The parties have executed and delivered this Amended and Restated
Shareholders Agreement effective as of the day and year first above written.



COMPANY:                                  HOLDERS:
ATLANTIC PREMIUM BRANDS, LTD.             BANC ONE CAPITAL PARTNERS, LLC

                                          By: Banc One Capital Partners
                                              Holdings, Ltd., Manager
By:  /s/ MERRICK M. ELFMAN
    ------------------------
Name:    MERRICK M. ELFMAN                By: BOCP Holdings Corporation, Manager
       -------------------
Its:     Chairman
     ------------                         By:   /s/ JAMES J. HENSON
                                              ---------------------
                                          Name:     JAMES J. HENSON
                                                 ------------------
                                          Its: Authorized Signatory

                                          STERLING BOCP, LLC

                                          By:   /s/ STEVEN M. TASLITZ
                                               ----------------------
                                          Name:     STEVEN M. TASLITZ
                                                ---------------------
                                           Its:     Manager




SHAREHOLDERS:

      /s/ DOUGLAS L. BECKER
-----------------------------------
DOUGLAS L. BECKER


      /s/ ERIC D. BECKER
-----------------------------------
ERIC D. BECKER


      /s/ MERRICK M. ELFMAN
-----------------------------------
MERRICK M. ELFMAN


/s/ RUDOLPH CHRISTOPHER HOEHN-SARIC
-----------------------------------
RUDOLPH CHRISTOPHER HOEHN-SARIC


      /s/ ALAN F. SUSSNA
-----------------------------------
ALAN F. SUSSNA
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      /s/ STEVEN M. TASLITZ
-----------------------------------
STEVEN M. TASLITZ


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